Exhibit 99.1

News release

---------------AT THE COMPANY---------------

Dick Gauthier

VP, Business Outreach

(616) 365-1555

FOR IMMEDIATE RELEASE
Thursday, November 5, 2020

UFP Industries makes equity investment in Italy,

expanding international industrial packaging presence

GRAND RAPIDS, Mich., Thursday, November 5, 2020 – UFP Industries (Nasdaq: UFPI) today announced that its affiliate, UFP Global Holdings, has completed an equity investment in Enwrap Logistic & Packaging S.r.l. (Enwrap). Enwrap is a newly formed company dedicated to the logistics and packaging business of its predecessor, Job Service S.p.A. Headquartered in Milan, Italy, Enwrap provides high-value, mixed material industrial packaging and logistics services through eight locations in Italy. These locations generated approximately $14 million in sales in 2019. Luigi Postiglione, president and managing director of Job Service, will lead the new joint venture.

“The Enwrap team is the type of partner we have been seeking to establish our presence in Europe,” said Dick McBride, UFP’s executive vice president of international operations. “Their strength in design, manufacturing and logistics will provide us with the platform we need to expand throughout the continent. In addition, their passion and work ethic are an important cultural match with UFP Industries. We look forward to our future growth together.”

“We are very excited to have such a strong and experienced partner in UFP Industries,” said Mr. Postiglione. “UFP has a clear motivation to grow its global packaging business, and we share the same passion. Enwrap combines UFP’s global resources with our custom product range and access to markets, offering new capabilities to customers throughout Europe and the Middle East.”

“UFP Global continues to serve UFP customers in other parts of the world, and this business helps us serve customers in Central and Southern Europe,” said UFP Industries CEO Matthew J. Missad. “We look forward to helping Mr. Postiglione grow Enwrap into an even better company.”

UFP Industries, Inc.

UFP Industries is a holding company whose subsidiaries supply wood, wood composite and other products to three markets: retail, construction and industrial. Founded in 1955, the company is headquartered in Grand Rapids, Mich., with affiliates throughout North America, Europe, Asia and Australia. For more about UFP Industries, go to www.ufpi.com.

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act, as amended, that are based on management’s beliefs, assumptions, current expectations, estimates and projections about the markets we serve, the economy and the Company itself. Words like “anticipates,” “believes,” “confident,” “estimates,” “expects,” “forecasts,” “likely,” “plans,” “projects,” “should,” variations of such words, and similar expressions identify such forward-looking statements. These statements do not guarantee future performance and involve certain risks, uncertainties and assumptions that are difficult to predict with regard to timing, extent, likelihood and degree of occurrence. The Company does not undertake to update forward-looking statements to reflect facts, circumstances, events, or assumptions that occur after the date the forward-looking statements are made. Actual results could differ materially from those included in such forward-looking statements. Investors are cautioned that all forward-looking statements involve risks and uncertainty. Among the factors that could cause actual results to differ materially from forward-looking statements are the following: fluctuations in the price of lumber; adverse or unusual weather conditions; adverse economic conditions in the markets we serve; government regulations, particularly involving environmental and safety regulations; and our ability to make successful business acquisitions. Certain of these risk factors as well as other risk factors and additional information are included in the Company's reports on Form 10-K and 10-Q on file with the Securities and Exchange Commission.

# # #